ASSET PURCHASE AGREEMENT

This asset purchase agreement dated for reference May 27, 2005, is between FII International Inc., a Nevada corporation of 1100 Melville Street, 6th Floor, Vancouver, British Columbia, V6E 4A6 (“FII”) and Patrizia Leone-Mitchell, a businesswoman of 1225 West 8th Avenue, Vancouver, British Columbia, V6H 1C7 (the “Vendor”).

Whereas:

A.	the Vendor has agreed to transfer all of her interest in the Assets to FII pursuant to the terms and conditions of this agreement;

B.	the Vendor previously lent FII the sum of US$2,500 pursuant to the Promissory Note, of which the full principal amount and all accrued interest is outstanding as of the Effective Date;

C.	in conjunction with the transactions contemplated by this agreement, the Vendor is willing to forgive all of FII’s obligations under the Promissory Note;

D.	immediately preceding the Effective Date, FII’s only asset was its interest in certain assets optioned to it pursuant to the Option Agreement, including the domain name www.fashion-international.com;

E.	FII has not exercised its option under the Option Agreement as of the Effective Date;

F.	the parties have agreed to cancel the Option Agreement;

for valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree that:

INTERPRETATION

1.	The definitions in the recitals are part of this agreement.

2.	In this agreement:

a.	“Assets” mean the assets listed in Schedule “A” atached to this agreement and all documents and information related to the Assets.

b.	“Effective Date” means May 27, 2005.

c.	“Option Agreement” means the Option Agreement dated June 10, 2002 between FII and the Vendor and as modified by an Amending Agreement dated June 7, 2004 between FII and the Vendor.

d.	“Promissory Note” means the Loan Agreement and Promissory Note dated January 21, 2005 between FII and the Vendor.

e.	“Shares” means the 2 million Common Capital Shares in the capital of FII to be issued to the Vendor.

TERMS AND CONDITIONS OF THE ACQUISITION
Forgiveness of Promissory Note

3.	As of the Effective Date, the Vendor forgives FII of all of its duties and obligations to the Vendor under the Promissory Note and will deem the Promissory Note to have been paid in full.

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Cancellation of Option Agreement

4.
As of the Effective Date, FII and the Vendor agree to cancel any and all rights and obligations under the Option Agreement and FII absolves the Vendor from any duties and obligations in favour of FII under the Option Agreement.

Acquisition of Assets

5.	The Vendor will transfer all of her interest in the Assets to FII at Closing so that FII becomes the sole beneficial and legal owner of the Assets as of the Effective Date.

Payment of Purchase Price

6.
As consideration for the forgiveness of the Promissory Note, the cancellation of the Option Agreement, and for the purchase and sale of the Assets, FII will pay the Vendor $10,000, payable by the issuance of 2 million restricted Common Capital Shares registered in the name of the Vendor (the “Shares”).

Closing

7.	At closing, the Vendor will deliver all the documents and information relating to the Assets, including any documents required for the transfer of any Assets.
8.	At closing, FII will deliver the following:
a.	a copy of all corporate documents required for the acquisition of the Assets, including director’s resolutions approving the payment of the purchase price for the Assets; and
b.	the share certificate representing the Shares.

REPRESENTATIONS AND WARRANTIES
FII

9.	FII represents and warrants that:

a.	It is a company formed and in good standing under the laws of Nevada.

b.	It has the legal capacity and authority to make and perform this agreement.

c.	The signing of this agreement and the performance of its terms have been duly authorized by all necessary corporate actions including the resolution of the board of directors of FII.

d.	Any shares issued pursuant to the terms of this agreement will be subject to the trading restrictions set out in Section .

The Vendor

10.	The Vendor represents and warrants that:

a.	The Vendor has the legal capacity and authority to make and perform this agreement.

b.	The Vendor owns the Assets free of any claim or potential claim by any person and has the authority to transfer the Assets as described in this agreement.

c.	No person has any right to acquire any interest in the Assets, with the exception of FII.

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COVENANTS AND ACKNOWLEDGEMENTS

11.	The Vendor will indemnify FII from any and all debts or liabilities arising out of or from the Assets prior to the date of this agreement.
12.	The Vendor consents to act as a director of FII and will continue to provide FII with her services that may be reasonably required for the development and use of the Assets.
13.
The Vendor acknowledges and understands that each certificate evidencing any Shares issued to her under this agreement and any other securities issued on any stock split, stock dividend, recapitalization, merger, consolidation, or similar event will be imprinted with legends substantially in the following form:

14.
“These securities are restricted securities as that term is defined in Rule 144 under the U.S. Securities Act of 1933 (the “Act”). As restricted securities, they may be resold only in accordance with Regulation S under the Act or pursuant to an effective registration statement under the Act or an exemption from the Act.”The Vendor acknowledges that:

a.
there is no market for any Shares that may be issued to the Vendor pursuant to this agreement, that no market for such Shares may ever exist, and that such Shares will be issued pursuant to exemptions from registration and prospectus requirements that are available under the applicable securities acts;

b.
the Company is a “private issuer” as that term is defined in the applicable securities acts, and as such, the Shares are subject to restrictions on transfer. Accordingly, the Shares cannot be transferred without the previous consent of the directors expressed by resolution of the board of directors, at the sole discretion of the directors. Such restrictions on transfer will remain in effect until such time as FII is deemed to be a “reporting issuer” as that term is defined in the applicable securities acts;

c.
restrictions on the transfer, sale or other subsequent disposition of such Shares by the Vendor may be imposed by securities laws in addition to any restrictions imposed pursuant to Section 14.b. above;

d.
the Vendor has been advised by FII that she should consult her own legal adviser before disposing of all or any part of any Shares that may be issued to the Vendor pursuant to this agreement to avoid breach of relevant securities laws, regulations and policies;

e.
the Vendor has been given an adequate opportunity to ask questions of, and receive answers from, the officers of FII concerning the acquisition of the Shares and to obtain such additional information as the Vendor deems necessary in order to evaluate an investment in FII and FII has provided all information requested by the Vendor;

f.
neither FII nor any director of FII has made any representation about the present or future value of the Shares or about whether FII will ever become a reporting company or whether the Shares will ever become listed for trading on a stock exchange; and

g.
the Vendor has been advised that the business of FII is in a start-up phase and acknowledges that there is no assurance that FII will raise sufficient funds to adequately capitalize the business of that the business will be profitable in the future.

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OTHER PROVISIONS

15.
The Vendor acknowledges that this agreement was prepared for FII by R. H. Daignault Law Corporation and that it may contain terms and conditions onerous to the Vendor. The Vendor expressly acknowledges that FII has given her adequate time to review this agreement and to seek and obtain independent legal advice, and the Vendor represents to FII that she has in fact sought and obtained independent legal advice and is satisfied with all the terms and conditions of this agreement.

16.	Time is of the essence of this agreement.
17.	This agreement is governed by the laws of British Columbia and must be litigated in the courts of British Columbia.
18.
Any notice that must be given or delivered under this agreement must be in writing and delivered by hand to the address or transmitted by fax to the fax number provided by the party and is deemed to have been received when it is delivered by hand or transmitted by fax unless the delivery or transmission is made after 4:00 p.m. or on a non-business day where it is received, in which case it is deemed to have been delivered or transmitted on the next business day. Any payments of money must be delivered by hand or wired as instructed in writing by the receiving party. Any delivery other than a written notice or money must be made by hand at the receiving party’s address.

19.	The Vendor may not assign this agreement or any part of it to another party.
20.	Any amendment of this agreement must be in writing and signed by the parties.
21.	This agreement enures to the benefit of and binds the parties and their respective successors, heirs and permitted assignees.
22.
No failure or delay of FII in exercising any right under this agreement operates as a waiver of the right. FII’s rights under this agreement are cumulative and do not preclude FII from relying on or enforcing any legal or equitable right or remedy.

23.	If any provision of this agreement is illegal or unenforceable under any law, then it is severed and the remaining provisions remain legal and enforceable.
24.	This agreement may be signed in counterparts and delivered to the parties by fax, and the counterparts together are deemed to be one original document.
The parties’ signatures below are evidence of their agreement.

FII International Inc.

 /s/ Sean Mitchell
Authorized signatory
May 27, 2005

 /s/ Patrizia Leone-Mitchell
Patrizia Leone-Mitchell
May 27, 2005

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Schedule “A”

Schedule “A” to the Asset Purchase Agreement
between FII International Inc. and Patrizia Leone-Mitchell
dated for reference the 27th day of May, 2005

(number of pages including this one: 1)

Assets

The following is the description of the Assets.

1.  The domain name “fashion-international” registered with VeriSign.
2.  All notes, data, records, and materials in any format that relate to the domain name.
3.  The website and its design and layout structure.
4.  All the content previously prepared for the website.
5.  The business plan for “fashion international” prepared by the Vendor.

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